SURGE GLOBAL ENERGY, INC.

75-153 Merle Drive Suite B

Palm Desert CA 92211

July 22, 2011

Mr. E. Jamie Schloss

c/o Castle Rock Resources, Inc.

2961 Industrial Road Suite #676

Las Vegas, NV 89109

The Surge Board of Directors approved the following changes to the terms extending your employment agreement, as follows:

  Your employment agreement is extended retroactively from July 1, 2011 through September 30, 2011, subject to termination upon thirty days written notice by Surge.
  For the extended term, your gross salary will be reduced to $9,000 per month, payable $4,500 on the first and fifteenth of each month, if funds are available, or accrued at Surge’s election upon written notice to you prior to the commencement of each calendar month, payable to you or your loan out company.
  If Surge receives additional financing, sells assets, collects receivables or has available cash on hand (i.e. a “Liquidity Event”) from any source, Surge will repay all accrued salary, out-of-pocket expenses and advances owed to you in cash, check or wire transfer, at your election, upon receipt of those funds.
  Effective July 1, 2011, $78,000 in personal funds advanced by you to Surge previously to cover short term operating expenses will be converted to a note paying 8% interest per annum.
  For the extended term, your car allowance of $750.00 per month is terminated.
  This extended agreement does not affect your rights regarding Andora shares converted under prior employment agreements for the period September 1, 2010 through June 30, 2011.
  All other terms and conditions not amended in this extended agreement shall be the same as your Amended Employment Agreement executed on April 22, 2010.
  The Compensation Committee agrees to meet with you prior to September 30, 2011 to review and negotiate a new employment agreement.
  If your employment agreement is not extended beyond September 30, 2011, all unpaid vacation and sick pay will be paid to you pursuant to California law.

Yours truly,

/s/ Charles V. Sage

Charles V. Sage,

Chairman of Compensation Committee

AGREED AND ACCEPTED:

/s/ E. Jamie Schloss

E. Jamie Schloss